As filed with the Securities and Exchange Commission on June 16, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERJEX RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1311	88-0422242
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508

San Antonio, TX 78209

Telephone: (210) 451-5545

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Corporate Research, Ltd.

202 South Minnesota Street

Carson City, NV 89703

Telephone: (888) 600-9540

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Pfau, Esq. Fernando Velez, Jr., Esq. Reicker, Pfau, Pyle & McRoy LLP 1421 State Street, Ste. B Santa Barbara, CA 93101 Telephone: (805) 966-2440	Jonathan R. Zimmerman, Esq. Alyn Bedford, Esq. Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 S. 7th Street Minneapolis, MN 55402-3901 Telephone: (612) 766-7000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the date this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☒ 333-193976

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price		Amount of registration fee
Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	$15,180,000	(1)	$1,955.18	(2)

(1)	Calculated in accordance with Rule 457(o) of the Securities Act. In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Act”), the number of shares being registered and the proposed maximum offering price per share are not included in this table. Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-193976) (the “Initial Registration Statement”), is hereby registered. The Registrant previously registered 460,000 shares of its Series A Cumulative Redeemable Perpetual Preferred Stock with a proposed maximum aggregate offering price of $12,650,000 on the Initial Registration Statement, which was declared effective on June 16, 2014, and for which a filing fee of $1,629.32 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of its Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share contemplated by the Registration Statement on Form S-1, as amended (File No. 333-193976), initially filed with the Commission by the Registrant on February 14, 2014 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of an independent registered public accounting firm and independent petroleum engineer. The contents of the Prior Registration Statement including the power of attorney and all exhibits thereto are hereby incorporated by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on June 16, 2014.

EnerJex Resources, Inc., a Nevada corporation

By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr.
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities indicated, on June 16, 2014.

Director and Chief Executive Officer
/s/ Robert G. Watson	(Principal Executive Officer)
Robert G. Watson

Chief Financial Officer
/s/ Douglas M. Wright	(Principal Financial Officer and Principal Accounting Officer)
Douglas M. Wright

Director and Senior Vice
*	President of Corporate Marketing
R. Atticus Lowe

*	Director
Lance Helfert

*	Director
James G. Miller

*	Director
Richard Menchaca

*By:	/s/ Robert G. Watson
Robert G. Watson
Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Legal Opinion of Reicker, Pfau, Pyle & McRoy LLP
23.1	Consent of L.L. Bradford & Company, LLC, independent registered public accounting firm
23.2	Consent of MHA Petroleum Consultants, LLC
23.3	Consent of Weaver, Martin & Samyn, LLC, independent registered public accounting firm
24.1	Power of Attorney*

* Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended (File No. 333-193976), initially filed by the Company on June 4, 2014 and declared effective by the Securities and Exchange Commission on June 16, 2014.

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